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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in Form 8-K/A of the incorporation by reference of the following items which were filed with the Registration Statement on Form SB-2 dated January 31, 1997.

1) Our report dated December 23, 1996, relating to the supplemental consolidated financial statements of View Tech, Inc., which appear in such Prospectus;

2) Our report dated September 24, 1996, relating to the financial statement of View Tech, Inc., for the year ended June 30, 1996, which appear in such Prospectus;

3) Our report dated December 21, 1996, relating to the financial statements of USTeleCenters, Inc. which appear in such Prospectus; and

4)   Reference to us under the heading "Experts" in such Prospectus.

CARPENTER KUHEN & SPRAYBERRY

/s/ Carpenter Kuhen & Sprayberry
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Oxnard, California
February 14, 1997